UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 8, 2015

Date of Report

(Date of earliest event reported)

FONU2 INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-49652	65-0773383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee I.D. No.)

135 Goshen Road Ext., Suite 205

Rincon, GA 31326

(Address of Principal Executive Offices)

(912) 655-5321

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities

On October 12, 2015 the Company issued 12,935,423 shares of common stock to Service Trading Company, LLC on a partial conversion of a convertible note in the value of $3,945.00 ($0.00030 / share).

On October 14, 2015 the Company issued 15,871,844 shares of common stock to LG Capital, LLC on a partial conversion of a convertible note in the value of $3,872.73 ($0.00024 / share).

On October 14, 2015 the Company issued 19,754,153 shares of common stock to CareBourn, LP on a partial conversion of a convertible note in the value of $4,266.89 ($0.00022 / share).

This issuance of shares was exempt under Section 4(a)(2) of the Securities Act.

On October 8, 2015, the company entered into a Forbearance Agreement with SBI Investments on a Note originally issued May 29, 2015 in the amount of $275,000, which expires on October 30, 2015. Due to an error in the drafting of the contract, the company unknowingly went into default on this Note. Under the terms of the Forbearance Agreement, the Company acknowledges the default and signed an amended Note. The amended Convertible Note in the amount of $275,000 bears interest of 5% per annum payable at the end of each quarter starting August 29, 2015. The Note provides conversion features equal to 65% of the lowest trading price of the Corporation’s Common Stock for the last 20 trading days prior to conversion. Additionally, the Note contains Common Stock Purchase Warrants to SBI for 500,000 shares of common stock exercisable at $0.015 per share for a three (3) year period. The company plans to cure the default by October 30, 2015.

On October 9, 2015, the Company issued a Convertible note in the amount of $35,100 to LG Capital, which provides conversion features equal to 55% of the lowest trading price of the Corporation’s Common Stock for the last 20 trading days prior to conversion, as well as 8% per annum interest, and become due and payable on October 8, 2016;

On October 9, 2015, the Company issued a Convertible note in the amount of $ $65,000 to Centurian Fund, LLC, which provides conversion features equal to 55% of the lowest daily closing bid price of the Corporation’s Common Stock for the last 20 trading days prior to conversion, as well as 18% per annum interest, and become due and payable on October 1, 2016. This note also includes 81,250,000 warrants with an exercise price of $0.0008 per share and an expiry date of 5 years initial transaction date.

As of October 16, 2015, there are 438,771,628 common shares issued and outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 INC., a Nevada corporation

Date: October 16, 2015	By:	/s/ Roger Miguel
Roger Miguel, Chief Executive Officer

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